EXHIBIT 3.1.3

ARTICLES OF AMENDMENT

TO THE CHARTER OF

PIEDMONT MINING COMPANY, INC.

The undersigned corporation hereby executes these Articles of Amendment for the purpose of amending its charter:

1. The name of the corporation is Piedmont Mining Company, Inc.

2. The following amendment to the charter of the corporation was adopted by its shareholders on the 24th day of May, 1984, in the manner prescribed by law:

“A new Article, designated as Article IX, shall be added to the charter and shall read as follows:

ARTICLE IX

The shareholders of the corporation shall have no preemptive right to acquire additional or treasury shares of the corporation."

3. The number of shares of the corporation outstanding at the time of such adoption was 7,756,596; and the number of shares entitled to vote thereon was 7,622,019.

4. The number of shares voted for such amendment was 6,046,905; and the number of shares voted against such amendment was O.

5. The amendment herein effected does not give rise to dissenter's rights to payment for the reason that the only effect of such amendment is to eliminate preemptive rights in shareholders to acquire additional or treasury shares of the corporation.

IN WITNESS WHEREOF, these articles are signed by the President and Secretary of the corporation this 6th day of June, 1984.

PIEDMONT MINING COMPANY, INC.

BY:	/s/ Robert M. Shields (SEAL)
President

BY:	/s/ Elizabeth T. Hodges (SEAL)
Secretary

STATE OF NEW YORK
VERIFICATION
COUNTY OF New York

I, Carol Brown, a Notary Public, herein certify that on this 6th day of June, 1984, personally came before me Robert M. Shields, Jr., President, who, being by me first duly sworn, declares that he signed the foregoing document in the capacity indicated, that he was authorized to sign, and that the statements therein contained are true.

/s/ Carol Brown
Notary Public

My Commission Expires: 3/30/86

STATE OF NORTH CAROLINA
VERIFICATION
COUNTY OF MECKLENBURG

I, Louis F. Chalmers, a Notary Public, herein certify that on this 7th day of June, 1984, personally came before me Elizabeth T. Hodges, Secretary, who, being by me first duly sworn, declares that she signed the foregoing document in the capacity indicated, that she was authorized to sign, and that the statements therein contained are true.

/s/ Louis F. Chalmers
Notary Public

My Commission Expires: August 18, 1986